UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2004

FRONTIER OIL CORPORATION

(Exact name of registrant as specified in its charter)

Wyoming	1-7627	74-1895085
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10000 Memorial Drive, Suite 600 Houston, Texas	77024-3411
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 688-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On November 22, 2004 Frontier Oil Corporation entered into a Second Amended and Restated Revolving Credit Agreement with Union Bank of California, N.A. and other banks listed on Schedule 1 thereto, as lenders, Union Bank of California, N.A., as administrative agent, and BNP Paribas, as syndication agent. See “Item 2.03 - Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant” for a description of changes made in the Second Amended and Restated Revolving Credit Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The new credit agreement described in Item 1.01 of this Current Report on Form 8-K amended and restated in its entirety our old credit facility to, among other things:

•	increase from $125 million to $225 million the aggregate maximum commitment amount available under the credit facility, with the ability to further increase the maximum commitment amount available to $250 million at the option of the Company;

•	extend the termination date of the credit facility to June 16, 2008;

•	eliminate the cash sublimit of the credit facility;

•	increase the amount and percentage of certain eligible inventories and the amount of eligible crude purchases to be included in the determination of the borrowing base;

•	increase from $1 million to $10 million the amount allowed for certain intra-company fund flows; and

•	clean up certain language provisions no longer relevant to the Company.

The above description of the Amended and Restated Credit Agreement does not purport to be a complete statement of the parties’ rights and obligations under the Amended and Restated Credit Agreement. The above statements are qualified in their entirety by reference to the Amended and Restated Credit Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure

On November 23, 2004, Frontier Oil Corporation issued a press release announcing that it had entered into an Amended and Restated Credit Agreement with Union Bank of California, N.A. and other banks. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

Exhibit Number	Description

10.1	Amended and Restated Revolving Credit Agreement with Union Bank of California, N.A. and other banks.

99.1	Press release issued by Frontier Oil Corporation dated November 23, 2004 announcing that the Company had entered into an Amended and Restated Credit Agreement with Union Bank of California, N.A. and other banks.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 24, 2004	FRONTIER OIL CORPORATION

	By:	/s/ Julie H. Edwards
Julie H. Edwards
Executive Vice President-Finance and Administration and Chief Financial Officer